SMITH BARNEY INVESTMENT FUNDS, INC.

SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - BALANCED ALL CAP GROWTH AND VALUE FUND SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - LARGE CAP GROWTH AND VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - ALL CAP GROWTH AND VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - GLOBAL ALL CAP GROWTH AND VALUE FUND

Sub-Item 77C

Registrant incorporates by reference Registrant's
Supplement to the Prospectuses and the Statements of Additional Information dated December 1, 2005 filed on December 2, 2005.
(Accession No. 0001193125-05-235718)